REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Trustees of
 Oak Associates Funds:

In planning and performing our audit of
the financial statements of Oak
Associates Funds for the year ended Octo ber 31, 2000, we considered its internal control, including control act
ivities for safeguarding securities,
 in order to determine our auditing proc
edures for the purpose of expres
sing our opinion on the financial stateme nts and to comply with the requ irements of Form N-SAR, not to provide a ssurance on internal control.

The management of Oak Associates Funds is responsible for establishing and maintaining internal control. In f ulfilling this responsibility, estimates
 and judgments by management are requir
ed to assess the expected benefits
 and related costs of controls.  Genera
lly, controls that are relevant to an
 audit pertain to the entity's objecti
ve of preparing financial statements for
 external purposes that are fairly prese
nted in conformity accounting princ
iples generally accepted in the United
States.  Those controls include the
safeguarding of assets against unauthor
ized acquisition, use or disposition.

Because of inherent limitations in inte
rnal control, error or fraud may occur
 and not be detected.  Also, projection
 of any evaluation of internal control
to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matt
ers
 in internal control that might be mate
rial weaknesses under standards esta
blished by the American Institute of Cer tified Public Accountants. A mater ial weakness is a condition in which the design or operation of one or more
of the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by er ror or fraud in amounts that would be material in relation to the financial statements being audited may occur
 and not be detected within a timely per
iod by employees in the normal co
urse of performing their assigned funct
ions.  However, we noted no matters
involving internal control and its oper
ation, including controls for safeguar
ding securities, that we consider to be
 material weaknesses as defined abov
e as of October 31, 2000.

This report is intended solely for the
information and use of management,
the Board of Trustees of Oak Associates
 Funds, and the Securities and Exc
hange Commission.


ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
November 20, 2000